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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File No.'s 33-67350 and 333-33775) and Form S-3 (File No. 333-67403) of National Golf Properties, Inc. of our report dated May 7, 1999 relating to the financial statements of Cobblestone Golf, which appears in the Current Report on Form 8-K/A Amendment No. 1 of National Golf Properties, Inc. dated March 31, 1999.

                                          PricewaterhouseCoopers LLP

Las Vegas, Nevada
June 11, 1999